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                                 EXHIBIT 3.02



                                    BYLAWS

                                      OF

                           LAW COMPANIES GROUP, INC.

                             A GEORGIA CORPORATION



                                AS RESTATED ON
                                  MAY 6, 1997
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                                  ARTICLE ONE

                                    OFFICES

1.1 The Corporation shall maintain a registered office and shall appoint a registered agent at such office. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Board of Directors in the manner specified by law.

1.2 The Corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.


                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

2.1 All meetings of the shareholders shall be held at the principal offices of the Corporation, or at such place as may be fixed from time to time by the Board of Directors.

2.2 An annual meeting of the shareholders shall be held in May in each year at the principal office of the Corporation or at such other time and place as may be fixed from time to time by the Board of Directors. At such meeting, or at a substitute annual meeting of shareholders or at a special meeting of shareholders, the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Unless a shareholder so demands, the election of directors need not be by written ballot.

2.3 Unless otherwise prescribed by law or by the Restated Articles of Incorporation of the Corporation (as such Articles may be amended from time to time, the "Articles of Incorporation"):

        (a) Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, Chief Executive Officer, or the Secretary when so directed by the Board of Directors or required under the Articles of Incorporation, or at the request, in writing, of a majority of the directors, or at the request, in writing, of shareholders owning at least a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

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        (b)   Special meetings of the holders of Common Stock (as defined in the
              Articles of Incorporation), for any purpose or purposes, shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, at the written request of any two or more Common Directors (as defined in the Articles of Incorporation), or at the written request of holders of a majority in amount of the issued and outstanding Common Stock. Such request shall state the purpose or purposes of the proposed meeting.

        (c) Special meetings of the holders of Preferred Stock (as defined in the Articles of Incorporation), for any purpose or purposes, shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, at the written request of any two or more Preferred Directors (as defined in the Articles of Incorporation), or at the written request of holders of a majority in amount of the issued and outstanding Preferred Stock. Such request shall state the purpose or purposes of the proposed meeting.

2.4 Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten, nor more than fifty days, before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and to the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transactions of business. The notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

2.5 The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If. however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

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2.6     At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

2.7 Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the notice of the meeting, the meeting and vote of the shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                 ARTICLE  THREE

                                   DIRECTORS

3.1 Except as may be otherwise provided by any legal agreement among shareholders, or by the Articles of Incorporation, or by these Bylaws, the property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In addition to the powers and authority by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 The Board of Directors shall consist of an odd number of members, and shall consist of at least nine members, the precise number to be fixed by resolution of the directors from time to time. Except as specifically noted below or in the Articles of Incorporation, each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve or removal. Directors need not be shareholders. Outside directors shall not be considered to be employees even though they are compensated for their services. Outside directors may be compensated as determined from time to time by resolution of the Board of Directors. No person shall serve as a director until he reaches the age of 25 or after he reaches the age of 75.

3.3 If any vacancy shall occur among the directors by reason of death, removal, resignation, incapacity to serve, increase in the authorized number of directors, removal, or otherwise,

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        the remaining directors shall continue to act, and such vacancies may be filled, subject to the requirements of the Articles of Incorporation, for the unexpired term, in the case of a Preferred Director vacancy, by a majority of the holders of a majority of the Preferred Stock, and in the case of a Common Director vacancy, by a majority of the remaining Common Directors, in either case, though less than a quorum, and, if not theretofore filled by such action, may be filled by the shareholders at any meeting held during the existence of such vacancy subject to the requirements of the Articles of Incorporation. Notwithstanding the foregoing, in the event there is a vacancy in the position of "Swing Director" (as defined in the Articles of Incorporation), the Preferred Directors shall maintain their right to approve the person nominated to fill such vacancy, which approval shall not be unreasonably withheld. A director may resign at any time and acceptance of his resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

3.4 Directors who are also employees of the Corporation, and directors who are also holders of Preferred Stock shall not be allowed additional compensation (in addition to their regular employment compensation) for attendance at regular or special meetings of the Board of Directors or of any special or standing committees thereof.


                                  ARTICLE FOUR

                                   COMMITTEES

4.1(a) The Board of Directors, by resolution adopted by a three-quarters majority of the entire Board, may designate an Executive Committee (and other committees) of not fewer than two directors, and shall designate a chairman. The Executive Committee shall include the Chief Executive Officer (or, only if there are more Preferred Directors on the Board than Common Directors, one of the Common Directors) and one of the Preferred Directors, and such other directors as may be selected by majority vote of the Board of Directors; provided, however, no action of the Executive Committee shall be taken without the affirmative vote of the Chief Executive Officer (or such Common Director, as applicable) and such Preferred Director. The Chairman of the Board and the Chief Executive Officer shall be ex-officio members of the other committees, which shall have and may exercise such powers as delegated to it by the Board of Directors in the management of the property, business and affairs of the Corporation, except the powers denied to the Executive Committee by these Bylaws.

4.1(b) The Board shall have power at any time by a three-quarters majority vote of the entire Board of Directors to remove any member of any committee, including the Executive Committee, with or without cause, and to fill vacancies in and to dissolve the Executive Committee.

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4.1(c)  Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a director.

4.1(d) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of property, business, and affairs of the Corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have authority as to the following matters:

        (1) The voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution;

        (2)  The merger or consolidation of the Corporation;

        (3) The sale, lease or exchange of 25% or more of the Corporation's operating assets in a single transaction or series of related transactions;

        (4) The recommendation to the shareholders of any amendment to the Articles of Incorporation;

        (5)  The removal of Directors or the filling of vacancies on the Board;

        (6) The designation of any committee of Directors or the filling of any vacancies in any such committee;

        (7) The fixing of compensation of the Directors for serving on the Board or any committee of Directors;

        (8) The amendment or repeal of these Bylaws, or the adopting of new Bylaws;

        (9) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable;

        (10) The declaration or authorization of the payment of any dividend in cash, property or stock, except with respect to any dividends payable with respect to Preferred Stock;


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        (11) Any action which, by virtue of the Articles of Incorporation or any agreement with the Corporation, must be taken by a vote of the Common Directors or the Preferred Directors.

        (12) Such other matters as a three-fourths majority of the Board shall assign to another committee of the Board or reserve to the Board itself.

4.1(e) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the Chief Executive Officer (or, only if there are more Preferred Directors on the Board than Common Directors, by one Common Director), or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors, except where action shall have been taken by the Corporation or third parties have relied upon such proceedings before such revision or alteration.

4.1(f) The Executive Committee shall act by majority vote of its members, subject to the requirements of Section 4.1(a).

4.1(g) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.


                                  ARTICLE FIVE

                       MEETINGS OF THE BOARD OF DIRECTORS

5.1 The Board of Directors shall hold at least four regular meetings each year.

5.2 Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

5.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on not less than two days notice by mail, telephonically, via facsimile, or by telegram, cablegram or personal delivery to each director and shall be

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        called by the Chairman of the Board, the Chief Executive Officer, or the
        Secretary in like manner and on like notice on the written request of a majority of directors. In addition, up to one special meeting of the Board of Directors in each fiscal year may be called by at least one-third of the Preferred Directors in like manner and on like notice. Special meetings of the Common Directors shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, in like manner and on like notice on the written request of at least one-half of the Common Directors. Special meetings of the Preferred Directors shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, in like manner and on like notice on the written request of at least one-half of the Preferred Directors. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of the meeting.

5.4 Notice of any special meeting of the Board of Directors, the Common Directors, or the Preferred Directors, shall state the purposes thereof.

5.5 At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors (and with respect to meetings of the Common Directors and Preferred Directors, a majority of such directors then in office) shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors (or the Common Directors or the Preferred Directors, as applicable), except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum at any such meeting, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

5.6 Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof, or by the Common Directors, or by the Preferred Directors, may be taken without a meeting if written consent setting forth the action so taken shall be signed by all the Directors, or all the members of the committee, or all Common Directors, or all Preferred Directors, as the case may be, and be filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent shall have the same force and effect as a unanimous vote.

5.7 Action by Telephone Conference Call. Members of the Board of Directors, or any committee designated by the Board of Directors, or the Common Directors, or the Preferred Directors, may participate in a meeting of the Board or such committee, or a meeting of the Common Directors or the Preferred Directors, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

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5.8     Directors may not vote by proxy at a meeting of the Board, the Common
        Directors, or the Preferred Directors, and each director shall have one vote on each question.


                                  ARTICLE SIX

                                    OFFICERS

6.1 The Board of Directors at its first meeting after each annual meeting of shareholders shall elect by a majority vote a Chairman of the Board, a President, a Secretary and a Treasurer. The Board at its first such meeting shall also designate by a majority vote a Chief Executive Officer. The Executive Committee or any member of the Board may from time to time nominate to the Board of Directors other officers including one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries and such other officers as the Executive Committee or members of the Board shall deem necessary. The Board of Directors shall elect any or all of such other officers from such nominations and such other officers shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Officers may be elected and any vacancies may be filled by election at any meeting of the Board. The Chief Executive Officer shall have the authority to appoint such Assistant Secretaries and Assistant Treasurers as he may deem necessary, subject to ratification at the next regularly scheduled meeting of the Board.

6.2 Any person may hold any two or more offices, except that no person may hold both the offices of President and Secretary. No officer need be a shareholder.

6.3 The total compensation of all the officers of the Corporation shall be fixed by the Board of Directors. The Board may delegate to a committee of directors the power to fix or approve the total compensation of officers. No person who is also a director shall vote as a director or member of a committee in the determination of the amount of compensation payable to him.

6.4 Each officer of the Corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Notwithstanding any powers or authority given to the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary and the Treasurer may be removed only by the Board of Directors. Any other officer may be removed by the Board or by the Executive Committee. Any such removal by the Board or by the Executive Committee may be with or without cause. An officer may resign at any time and acceptance of the resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

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                             CHAIRMAN OF THE BOARD

6.5 The Board shall elect a Chairman of the Board by a majority vote from their members at the first board meeting subsequent to the annual meeting of shareholders. He shall call, or shall direct the Secretary to call, all regular meetings of the Board and shareholders and shall preside at such meetings and perform such other duties as these Bylaws or the Board may prescribe. He shall be ex-officio a member of all Board committees. The Board of Directors at any time and from time to time may elect by a majority vote an Acting Chairman or a Temporary Chairman of the Board. The Acting Chairman or Temporary Chairman shall have the powers and perform the duties of the Chairman while acting in that capacity.

                     DUTIES OF THE CHIEF EXECUTIVE OFFICER

6.6(a) The Chief Executive Officer shall have general and active supervision and control of the property, business and affairs of the Corporation.

6.6(b) Without limiting the generality of the foregoing, the Chief Executive Officer shall:

        (1) Have authority to designate, appoint, and remove, with or without cause, any agent or employee of the Corporation, but he shall have no authority to appoint or remove any director or any officer elected by the Board of Directors, except as provided in Section 6.1;

        (2) See that all resolutions, orders and directives of the Board are carried into effect;

        (3)  Be an ex-officio member of all committees of the Board;

        (4) Keep the Board and any committees of the Board fully informed as to the affairs of the Corporation and shall freely consult them concerning the affairs of the Corporation;

        (5) Have authority to sign, execute and deliver, with any other appropriate officer (if required), corporate instruments of conveyance, instruments of indebtedness and obligation (including bonds), and contracts and other instruments and documents which may be authorized by the Board, except in cases where the signing, execution, or delivery thereof shall have been delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed, executed or delivered; and

        (6) Perform all duties incident to the office of the Chief Executive Officer as are specifically imposed upon him by law and such other duties as the Board may prescribe from time to time.

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                            DUTIES OF THE PRESIDENT

6.7(a) The President shall have those duties assigned to him from time to time by the Board of Directors. In the event of the death or disability of the Chairman of the Board or the Chief Executive Officer, or when specifically authorized by the Board of Directors, the President shall have the powers and perform the duties of the Chairman of the Board and/or the Chief Executive Officer.

6.7(b)  Without limiting the generality of the foregoing, the President shall:

        (1) Direct, administer and coordinate the activities of the Corporation in accordance with policies, goals, and objectives established by the Chief Executive Officer and the Board of Directors, and assist the Chief Executive Officer in the development of corporate policies and goals that cover Corporation operations, personnel, financial performance and growth;

        (2) Direct corporate operations to achieve budgeted profit results and other financial criteria;

        (3) Direct the development and preparation of short-term plans and budgets based upon the broad corporate goals and growth objectives and recommends their adoption to the Chief Executive Officer and Board of Directors;

        (4) Develop and maintain a sound plan of Corporate organization and establish policies to insure adequate management development and to provide for capable management successions;

        (5) Direct the development and installation of corporate procedures and controls to maintain communication and adequate flow of information and to maintain adequate management control and direction of the enterprise;

        (6) Develop and establish corporate operating policies consistent with the Chief Executive Officer's broad policies and objectives and ensure the adequate execution thereof;

        (7) Appraise and evaluate the results of overall operations regularly and systematically and report these results to the Chief Executive Officer and Board of Directors;

        (8) Direct the development and establishment of adequate and equitable personnel policies, salary administration policies, and employee benefit plans throughout the Corporation;

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        (9)  Assume other special activities and responsibilities from time to time as directed by the Chief Executive Officer; and

        (10) Perform all duties incident to the office of President as are specifically imposed upon him by law and such other duties the Board may prescribe from time to time.


                                VICE PRESIDENTS

6.8(a) The Vice Presidents shall perform such duties as are generally performed by vice presidents. One or more Vice Presidents may be designated as an Executive Vice President. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer, or the President shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer, or the President.

6.8(b) In the absence of the President, or in the event of his death or inability to act, the powers, duties and functions of his office shall be temporarily performed and exercised by the Chief Executive Officer. If the office of Chief Executive Officer is vacant, then one or more of the Vice Presidents as prescribed or directed by the Board shall assume such powers, duties and functions and when acting in such capacity the Chief Executive Officer or such Vice President(s) shall be subject to all restrictions upon the President.

                                   SECRETARY

6.9(a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the Board committee when required. He shall give, or cause to be given, any notice required to be given, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

6.9(b) He shall assure that minutes of all Board, committee or shareholders meetings shall be reported as outlined above and submitted in final form to the proper parties in due course after meetings of the Board, committees or shareholders.

6.9(c) He shall maintain custody of the seal of the Corporation and see that it is affixed to all corporate documents required to be executed under seal.

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6.9(d)  He shall have custody of the general records and documents of the
        Corporation other than those required to be kept in the custody of the Treasurer and/or the Controller, pursuant to any directive of the Board, the Chief Executive Officer, or the President consistent with these Bylaws.

                                   TREASURER

6.10(a) The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board or the Chief Executive Officer,.

6.10(b) He shall keep accurate records of same and keep the Chief Executive
        Officer, the President and the Board fully informed as to all matters relating to the business and affairs of the Corporation for which he is responsible.

6.10(c) He shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

6.10(d) In general, he shall perform all duties incident to the office of a Treasurer of a Corporation, and such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, or the President.

                               ABSENCE OF OFFICER

6.11 In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may by a majority vote delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director pursuant to the requirements of these Bylaws.


                                 ARTICLE SEVEN

                                 CAPITAL STOCK

7.1 The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each

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        certificate shall be signed by the President or a Vice President and the
        Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation;
        provided, however that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such officer and such seal may be facsimile. In case any officer or officers who shall have signed, or whose signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2 The Corporation shall keep a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, if there be more than one class, the names of the shareholders entitled to vote, with the address of, and the number of shares held by each, the date on which the certificate was issued and the date on which the certificate was canceled, if such be the case. Said record shall be made available at all meetings of the shareholders.

7.3(a) Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his legal representative, or by an agent or his attorney duly constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these Bylaws.

7.3(b) The Board may make or authorize the making of additional rules and regulations consistent with law and these Bylaws, which it may deem expedient for the issue, transfer and registration or transfer of securities of the Corporation.

7.4(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

7.4(b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

7.5 The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

7.7 Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.


                                 ARTICLE EIGHT

                    PROVISIONS RELATING TO PREFERRED STOCK;
                               SUBORDINATED NOTE

8.1 The holders of the Preferred Stock, or any affiliate thereof, may enter into contractual relationships with the Corporation only upon approval by a majority of the Common Directors; provided, that the foregoing shall not limit the rights of either the holders of Preferred Stock or the Preferred Directors under Section VI,D,4(b) of the Articles of Incorporation.

8.2 Benchmarks shall be determined in accordance with the procedures set out in the attached Exhibit A.

8.3 As used in the Articles of Incorporation and these Bylaws, a "Preferred Stock Event" shall mean the occurrence of any of the following: (1) the Corporation fails to meet 80% of its quarterly Benchmarks in any four consecutive fiscal quarters commencing with third quarter, 1997; (2) the Corporation fails for the four fiscal quarters ended June 30, 1998, to meet 70% of its cumulative Benchmarks in such four fiscal quarters; (3) the Corporation fails for the four fiscal quarters ended September 30, 1998, to meet 72.5% of its cumulative Benchmarks in such four fiscal quarters; (4) the Corporation fails for the four fiscal quarters ended December 31, 1998, to meet 75% of its cumulative Benchmarks in such four fiscal quarters; (5) the Corporation fails for the four fiscal quarters ended March 31, 1999, to meet 77.5% of its cumulative Benchmarks in such four fiscal quarters; (6) the Corporation fails to meet 80% of its cumulative Benchmarks in any four consecutive fiscal quarter period ending on or after June 30, 1999; or
        (7) the Corporation fails to make timely cash dividend payments on the Preferred Stock for any six fiscal quarters.

8.4 As used in the Articles of Incorporation and these Bylaws, a "Cure Event" shall occur whenever, subsequent to the occurrence of a Preferred Stock Event, the Corporation achieves ninety percent (90%) of its cumulative Benchmarks for any four consecutive fiscal quarters. A Cure Event may only occur once.

8.5 The form of "Subordinated Note" (as defined in the Articles of Incorporation) is attached as Exhibit B.
                                      ---------

8.6 So long as any shares of Preferred Stock remain outstanding, this Article Eight may only be amended by the affirmative vote of a majority of the holders of the Common Stock and the holders of the Preferred Stock, each voting separately as a class.


                                  ARTICLE NINE

                                 MISCELLANEOUS

                                      SEAL

9.1 The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the place of the corporate seal, the words "Corporate Seal" within brackets may be used, and shall have the same legal effect as use of the corporate seal.

                               ANNUAL STATEMENTS

9.2 Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

       (1) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

       (2) A profit and loss statement showing the results of its operation during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                INDEMNIFICATION

9.3 Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as such Code and such laws may be amended from time to time. No amendment, modification or repeal of this Section shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is entitled to indemnification hereunder to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as such Code and such laws may be amended from time to time, provided that such director or officer complies with O.C.G.A Section 14-2-853 (or any successor statute thereto).

9.4 Use in these Bylaws of words of inclusion shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.


                            FAIR PRICE REQUIREMENTS

9.5 The provisions of Article 11, Part 2 of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

9.6 The provisions of Article 11, Part 3 of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.


                                  ARTICLE TEN

                           NOTICES; WAIVERS OF NOTICE

10.1 Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean only personal notice, but such notice may also be given by mail by depositing the same in the post office or letter box in a postpaid sealed envelope, or telegram or cablegram, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation, or telephonically or by facsimile, and such notice shall be deemed to be given at the time when the same shall be thus personally delivered, mailed, verbally communicated by telephone or sent.

10.2 When any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.


                                 ARTICLE ELEVEN

                                   AMENDMENTS

11.1 Except as otherwise provided in these Bylaws, the Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by three-fourths majority vote of all of the members of the Board of Directors at any regular or special meeting of the Board of Directors. Such power and authority of the Board of Directors to alter, amend, repeal or adopt Bylaws shall extend to any and all subject matter contained in the Bylaws at any time, subject only to the limitations contained in the Georgia Business Corporation Code. The Shareholders may also alter, amend or repeal the Corporation's Bylaws, or adopt new Bylaws, by a majority vote of the holders of the Common Stock and Preferred Stock, each voting separately as a class, even though the Bylaws may also be amended or repealed by the Board of Directors as stated above.


                                 ARTICLE TWELVE

                        ENGINEER IN RESPONSIBLE CHARGE

12.1 Where required by state law, the Corporation shall maintain a currently registered Civil Engineer or other registered Professional Engineer in each branch office or state where such practice is performed who shall be designated in responsible charge of all practice of Professional Engineering. The registrant shall have full authority for the Corporation with regard to all Professional Engineering decisions and projects performed in said branch office or state.

                              EXHIBIT A TO BYLAWS
                              -------------------

                      PROCEDURE FOR DETERMINING BENCHMARKS
                      ------------------------------------


1. The Benchmarks for the Corporation's fiscal years 1997 through 2000 are attached hereto as Schedule 1.
                           ----------

2. Before December 31, 2000, a majority of the entire Board shall approve quarterly Benchmarks for the period ending December 31, 2003. Thereafter, so long as the Preferred Stock is outstanding, the Board shall approve quarterly Benchmarks for each succeeding full three-year period. The Benchmarks shall be approved by the affirmative vote of a majority of the Directors. In the event the Directors cannot agree on appropriate Benchmarks for any period after December 31, 2000, the disagreement shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association. The exclusive location for such arbitration shall be Atlanta, Georgia, and all matters shall be decided under Georgia law.

3. In all cases, measurements of the Corporation's actual net income, as reported (in future quarters, starting with the third quarter of calendar 1997) in accordance with generally accepted accounting principles, applied on a consistent basis, shall, prior to measurement against the Benchmarks, be adjusted for (and shall exclude any effect of) the following: (i) amortization of financing costs (over and above amounts already assumed in the Benchmarks); (ii) changes in tax laws or regulations which increase or decrease the tax rate, (iii) taxes resulting from repatriation or deemed repatriation of foreign income earned prior to the issuance of the Preferred Stock; (iv) any loss with respect to write-offs of leases or subleases, and expenses incurred in connection with subleasing any unused or underutilized property; (v) any gain or loss with respect to the sale of any real estate or leasehold interest; (vi) any severance or salary continuance payments or other obligations with respect to terminated employees; (vii) any impairment in long-lived asset value as set forth in Statement of Financial Accounting Standards No. 121; and (viii) any amounts paid pursuant to the Corporation's indemnification obligations under that certain Securities Purchase Agreement dated March 21, 1997.


                       SCHEDULE 1 TO EXHIBIT A TO BYLAWS
--------------------------------------------------------------------------------
LAW COMPANIES GROUP, INC.
FORECASTED QUARTERLY BENCHMARK NET INCOME - 1997 THROUGH 2000
($ IN $000'S)

              ----------------------------------------------------------------------------------------------------------------
                         1997                        1998                        1999                        2000
              ----------------------------------------------------------------------------------------------------------------
                 Q1    Q2    Q3      Q4     Q1     Q2     Q3     Q4     Q1     Q2     Q3     Q4     Q1     Q2     Q3     Q4
              ----------------------------------------------------------------------------------------------------------------
BENCHMARK NET INCOME        1,286  1,464  1,676  2,057  1,981  1,905  2,210  2,713  2,612  2,512  2,647  3,245  3,128  3,008


                              EXHIBIT B TO BYLAWS
                              -------------------

                                PROMISSORY NOTE
                                ---------------

$____________                                                             [DATE]

        FOR VALUE RECEIVED, LAW COMPANIES GROUP, INC., a Georgia corporation (hereinafter referred to as "Maker") promises to pay to the order of ____________________, a ________ _______________ (hereinafter referred to as
"Holder"), the principal sum of ___________________________________
_________________________ ($__________) in legal tender of the United States of
America for the debts and dues, public and private with interest on the unpaid principal balance thereof until paid from the date hereof at the rate of ____ [five and one-half percent (5.5%) above the yield on five (5) year treasury notes in effect as of [date noted above]], per annum, said interest to be due and payable on the last day of each calendar quarter, beginning ____________, ____ and the principal payable as follows: [IF ISSUED PURSUANT TO SECTION V,F,1 OF THE RESTATED ARTICLES OF INCORPORATION OF MAKER (THE "ARTICLES"), ONE-THIRD OF THE PRINCIPAL AMOUNT ON [DATE NOTED ABOVE]; ONE-THIRD OF THE PRINCIPAL AMOUNT ON THE FIRST ANNIVERSARY OF THE DATE HEREOF; AND THE ENTIRE UNPAID BALANCE PLUS ACCRUED INTEREST ON THE SECOND ANNIVERSARY OF THE DATE HEREOF] OR [ IF ISSUED PURSUANT TO SECTION V,F,2 OF THE ARTICLES, ONE THIRD OF THE PRINCIPAL AMOUNT ON THE SEVENTH ANNIVERSARY OF THE "ORIGINAL ISSUE DATE"(AS DEFINED IN THE ARTICLES); ONE THIRD OF THE PRINCIPAL AMOUNT ON THE EIGHTH ANNIVERSARY OF THE ORIGINAL ISSUE DATE; AND THE ENTIRE UNPAID BALANCE PLUS ACCRUED INTEREST ON THE NINTH ANNIVERSARY OF THE ORIGINAL ISSUE DATE.]

        Principal and interest are payable at ___________________________, or at such other place as Holder hereof may designate in writing.

        Should any installment of interest or principal not be paid when due, the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of Holder, and upon ten (10) days written notice to the undersigned Maker, become due and may be collected forthwith. It is further agreed that failure of Holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop Holder from exercising such right.

        The indebtedness evidenced by this Note represents a primary obligation of Law Companies Group, Inc. and shall be subject to the subordination provisions set forth in Annex A, which is attached hereto and incorporated
                        -------
herein by reference.

        Amounts due hereunder may be prepaid at any time without premium or penalty. Time is of the essence of this Note, and except as otherwise provided herein, demand, protest, notice of demand, protest and non-payment, and all other notices whatsoever, are hereby waived by Maker.

        This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia and any action brought under the terms of this Promissory Note shall be brought in the courts of Georgia.

        Neither this Note nor any rights thereunder may be assigned by Holder without the written consent of Maker.

        Should any installment of interest or principal not be paid when due, or should Maker otherwise be in material default under the terms of this Note, Holder shall have the right to notify Maker in writing of such failure to timely pay or other material default (a "Default"), and Maker shall have fifteen (15) days after receipt of such notice to cure such Default. If Maker fails to cure such Default within said (15) day period, then the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of Holder, and upon ten (10) days written notice to the undersigned Maker, become due and may be collected forthwith. It is further agreed that failure of Holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop Holder from exercising such right. In addition, commencing on the date a Default occurs hereunder, regardless of whether there has been an acceleration of the indebtedness evidenced hereby, until such Default is cured, interest shall accrue on the outstanding principal balance of this Note at an interest rate which is two percent (2%) above the interest rate that would be in effect hereunder absent such Default.

        IN WITNESS WHEREOF, Maker has executed this Note and has caused its seal to be affixed hereunto, all by its duly authorized officers, as of the date first above written.

                                         LAW COMPANIES GROUP, INC.


                                         By:   _________________________________
                                         Title:     ____________________________

                                    ANNEX A

                              Subordination Terms
                              -------------------

        All indebtedness evidenced by this Note is hereby subordinated and made junior in right of payment to all indebtedness now or hereafter owned by Maker to any bank (the "Senior Debt"), including, without limitation, SunTrust Bank, Atlanta, National Bank of Canada or Barclays Bank PLC, (collectively, the "Senior Lenders"). For so long as the Senior Debt is outstanding, no direct or indirect payment (by set-off or otherwise) shall be made or agreed to made on account of this Note, or in respect of any redemption, retirement, purchase or other acquisition by Maker of this Note, and no collateral shall be granted or obtained as security for this Note if, on or prior to the date of such payment, Holder shall have knowledge, or have received written notice from any Senior Lender that any default or event of default exists or would occur upon or by reason of such payment under any of the terms of the agreements between Maker and the Senior Lenders.

        In the event of any Proceeding (as defined below), (a) the Senior Debt shall first be indefeasibly paid in full, before any payment or distribution shall be made in respect of this Note; (b) any payment or distribution of assets which would otherwise (but for this Note) be payable or deliverable in respect of this Note shall be paid or delivered directly to the Senior Lenders for application and payment of the Senior Debt in accordance with the priorities established by this Note until the Senior Debt shall have been indefeasibly paid in full; (c) Holder agrees to cooperate with Senior Lenders' reasonable requests relating to the collection of payments and distributions under this Note for the account of the Senior Lenders; and (d) the Senior Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of Holder or otherwise), but shall have no obligation, if, after demand Holder refuses to do so, to demand, sue for, collect and receive every payment or distribution referred to in subsection (b) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting this Note) as it may deem reasonably necessary or advisable for the exercise or enforcement of any of its rights or interest hereunder.

        For purposes of this Note the term "Proceeding" shall mean any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker, its properties or its creditors as such, (b) proceeding for liquidation, dissolution or other winding-up of Maker, whether voluntary or involuntary, whether or not involving insolvency or bankruptcy proceeding, or (c) assignment for the benefit of creditors or marshaling of the assets of Maker.

        If any payment, distribution or security, whether in cash, securities or other property, shall be received by Holder in contravention of any of the terms hereof, such payment, distribution or security shall be received and held in trust for the benefit of, and shall be promptly paid over and delivered and transferred to, SunTrust Bank, Atlanta (or any successor agent), on behalf of the Senior Lenders for application to the payment of the Senior Debt to the extent necessary to cause the Senior Debt to be indefeasibly paid in full.

        Until the Senior Debt shall have been indefeasibly paid in full, Holder hereby waives any and all subrogation rights and all other rights as to the Senior Lenders. At such time as the Senior Debt has been indefeasibly paid in full, Holder shall be subrogated, from and after such time, to any rights of the Senior Lenders to receive any further payments for distributions of assets of Maker applicable to the Senior Debt until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which Holder would be entitled except for the provisions of this Note shall, as between Maker and its creditors other than the Senior Lenders on the one hand and Holder on the other hand, be deemed to have been made as a payment by Maker to or on account of the Senior Debt.

        For so long as the Senior Debt is outstanding, Holder may not (i) secure, ask, demand or sue for any payment, distribution or the remedy in respect of this Note, (ii) commence, or join with any other creditor in commencing, any Proceeding, or (iii) declare any amount of this Note to be due and payable, in each case during the times that Holder be prohibited from receiving any payments in respect of this Note under this Note; provided,
                                                                --------
however, that such restriction shall terminate automatically upon the
-------
commencement of a Proceeding.

       The provisions of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of any Proceeding, all as though such payment had not been made.

       For so long as the Senior Debt is outstanding, Holder agrees not to accept prepayment of any amounts outstanding under this Note before such amounts become due and payable pursuant to the first paragraph hereof, and to the extent Maker delivers any such prepayments to Holder, Holder agrees to hold such amounts in trust for, and to deliver such amounts promptly to SunTrust Bank, Atlanta (or any successor agent) on behalf of, the Senior Lenders.